Exhibit 10.2

EXECUTION VERSION

PNMAC GMSR ISSUER TRUST,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC LOAN SERVICES, LLC,

as Administrator and as Servicer

and

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,

as Administrative Agent

SERIES 2017-GT1 INDENTURE SUPPLEMENT

Dated as of February 16, 2017

To

AMENDED AND RESTATED BASE INDENTURE

Dated as of February 16, 2017

MSR COLLATERALIZED NOTES,

SERIES 2017-GT1

-i-

This SERIES 2017-GT1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of February 16, 2017, is made by and among PNMAC GMSR ISSUER TRUST, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), PENNYMAC LOAN SERVICES, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as administrator (the “Administrator”) and as servicer (the “Servicer”), and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), a Delaware limited liability company, as Administrative Agent.  This Indenture Supplement relates to and is executed pursuant to that certain Amended and Restated Base Indenture, dated as of February 16, 2017, including the schedules and exhibits thereto (as supplemented hereby, and as amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), among the Issuer, PLS, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and Pentalpha SURVEILLANCE LLC, a Delaware limited liability company, as credit manager (the “Credit Manager”), CSFB, as Administrative Agent, and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement, collectively referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Term Notes, the Series 2017-GT1 Term Notes (as defined below).  The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2017-GT1 Term Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1.      Creation of the Series 2017-GT1 Term Notes.

There are hereby created, effective as of the Issuance Date, the Series 2017-GT1 Term Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2017-GT1, Class A-GT1 Notes” (the “Series 2017-GT1 Term Notes”).  The Series 2017-GT1 Term Notes are not rated and shall be subordinated to the Series 2016-MBSADV1 Notes.  The Series 2017-GT1 Term Notes are issued in one (1) Class of Term Notes with the Initial Note Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement.  The Series 2017-GT1 Term Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture.  The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2017-GT1 Term Notes and all other Series of Notes issued under the Base Indenture as described therein.  In the event that any term or provision contained herein with respect to the Series 2017-GT1 Term Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2.      Defined Terms.

With respect to the Series 2017-GT1 Term Notes and in addition to or in replacement of the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Administrative Agent” means, for so long as the Series 2017-GT1 Term Notes are Outstanding: (i) with respect to the provisions of this Indenture Supplement, CSFB, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, together CSFB and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto.  For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in this Indenture Supplement or in the Base Indenture shall mean “them” and “their,” and reference to the singular herein and therein in relation to the Administrative Agent will be construed as if plural.

“Advance Rate” means, with respect to the Series 2017-GT1 Term Notes, 60% of the Collateral Value of the Portfolio; provided, that, upon the occurrence of an Advance Rate Reduction Event, the Advance Rate will decrease by 1.00% per month until the Advance Rate Reduction Event is cured in all respects subject to the satisfaction of the Administrative Agent, at which point the Advance Rate, as applicable, will revert to the value it had prior to the occurrence of such Advance Rate Reduction Event.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Christiana” has the meaning assigned to such term in Section 14 hereof.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Issuance Date are located at Citibank, N.A., Corporate and Investment Banking, 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, including for Note transfer, exchange or surrender purposes.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2017-GT1 Term Notes, 2.00% per annum.

“Default Supplemental Fee” means, for the Series 2017-GT1 Term Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to the product of

(i) the Default Supplemental Fee Rate multiplied by

(ii) the average daily Note Balance since the prior Payment Date of the Series 2017-GT1 Term Notes multiplied by

(iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding such Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to the Series 2017-GT1 Term Notes, 2.00% per annum.

“Early Amortization Event” occurs with respect to the Series 2017-GT1 Term Notes when:

(i)      the amount currently funded with respect to the Series 2016-MSRVF1 Note by the Noteholder of the Series 2016-MBSADV1 Notes is less than $100,000,000; or

(ii)      an Advance Rate Reduction Event has occurred and has been continuing for six (6) consecutive months.

“Early Amortization Event Payment Amount” means, with respect to the Series 2017-GT1 Term Notes, the sum of (i) one-thirty-sixth (1/36) of the Note Balance of the Series 2017-GT1 Term Notes as of the date on which an Early Amortization Event occurs and (ii) the product of (a) the Series Allocation Percentage of the Series 2017-GT1 Term Notes and (b) the amounts in the Collection and Funding Account that are designated as “Advance Rate Reduction Event Reserve Amounts” on such Payment Date, if applicable.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, for the Series 2017-GT1 Term Notes, $400,000,000.

“Initial Purchaser” means Credit Suisse Securities (USA) LLC.

“Interest Accrual Period” means, for the Series 2017-GT1 Term Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date.  The Interest Payment Amount for the Series 2017-GT1 Term Notes on any Payment Date shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means, with respect to the Series 2017-GT1 Term Notes, the actual number of days in the related Interest Accrual Period, divided by 360.

“Issuance Date” means February 16, 2017.

“LIBOR” has the meaning assigned to such term in Section 7 of this Indenture Supplement.

“LIBOR Determination Date” means for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“LIBOR Index Rate” means for a one-month period, the rate per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S.

Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the date that is two (2) Business Days before the commencement of such one-month period.

“LIBOR Rate” means with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate”, (a) the LIBOR Index Rate for a one-month period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such one-month period by three (3) or more major banks in the interbank Eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the LIBOR Rate is being calculated.

“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Margin” means, for the Series 2017-GT1 Term Notes, 4.75% per annum.

“Note Maximum Principal Balance” means, with respect to the Series 2017-GT1 Term Notes, the Initial Note Balance or, a lesser amount if the Series 2017-GT1 Term Notes are redeemed in part.

“Note Purchase Agreement” means that certain Series 2017-GT1 Note Purchase Agreement, dated as of February 13, 2017, by and among the Issuer, CSFB, as Administrative Agent on behalf of the Initial Purchaser, PLS, as Administrator and Servicer, and the Initial Purchaser, that relates to the purchase of the Series 2017-GT1 Term Notes, as amended, restated, supplemented or otherwise modified from time to time.

“Note Interest Rate” means, for the Series 2017-GT1 Term Notes, with respect to any Interest Accrual Period, the sum of One-Month LIBOR (as determined by the Indenture Trustee as described in Section 7 hereof) plus the Margin.

“One-Month LIBOR” has the meaning assigned such term in Section 7 of this Indenture Supplement.

“Optional Extension Date” means February 25, 2020.

“PLS” has the meaning assigned to such term in the Preamble.

“Regulation RR” has the meaning assigned to such term in Section 15 of this Indenture Supplement.

“Scheduled Principal Payment Amount” means, for any Payment Date with respect to the Series 2017-GT1 Term Notes, $20,000,000 upon the occurrence of each of the following events:

(i) the unpaid principal balance of the Portfolio is less than $85 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(ii) the unpaid principal balance of the Portfolio is less than $80 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iii) the unpaid principal balance of the Portfolio is less than $75 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iv) the unpaid principal balance of the Portfolio is less than $70 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(v) the unpaid principal balance of the Portfolio is less than $65 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(vi) the unpaid principal balance of the Portfolio is less than $60 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(vii) the unpaid principal balance of the Portfolio is less than $55 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(viii) the unpaid principal balance of the Portfolio is less than $50 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iv) the unpaid principal balance of the Portfolio is less than $45 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date; or

(x) the unpaid principal balance of the Portfolio is less than $40 billion and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date.

“Series 2017-GT1 Term Notes” has the meaning assigned to such term in Section 1 of this Indenture Supplement.

“Series Required Noteholders” means, for so long as the Series 2017-GT1 Term Notes are Outstanding, Noteholders of the Series 2017-GT1 Term Notes constituting the Majority Noteholders of such Series.

“Specified Call Premium Amount” means, as of any date of determination in respect of the Series 2017-GT1 Term Notes, the greater of (i) $0 and (ii) (a) the quotient of: (1) the product of: (x) the Note Interest Rate multiplied by (y) the outstanding Note Balance divided by (2) 360 multiplied by (b) the positive excess, if any, of 360 over the number of days from and including the date the Series 2017-GT1 Term Notes were issued through and including the date on which the Series 2017-GT1 Term Notes are redeemed.

“Stated Maturity Date” means, for Series 2017-GT1 Term Notes, February 25, 2020, or if extended pursuant to Section 6 hereof, February 25, 2021.

“Step-Up Fee” means for the Series 2017-GT1 Term Notes and each Payment Date during the Step-Up Fee Period and on the date of final payment of such Notes (if the Step-Up Fee Period is continuing on such final payment date), a fee equal to the product of (i) the Step-Up Fee Rate multiplied by (ii) the average daily Note Balance since the prior Payment Date of the Series 2017-GT1 Term Notes multiplied by (iii) a fraction, (A) the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Step-Up Fee Period) to but excluding such Payment Date and (B) the denominator of which equals 360.

“Step-Up Fee Period” means the period that begins on the Payment Date immediately following the Optional Extension Date and ends on the date on which the Series 2017-GT1 Term Notes are no longer outstanding.

“Step-Up Fee Rate” means, with respect to the Series 2017-GT1 Term Notes, 1.50% per annum.

Section 3.      Form of the Series 2017-GT1 Term Notes; Transfer Restrictions.

Subject to the terms and provisions of Section 5.4 of the Base Indenture, the Series 2017-GT1 Term Notes shall only be issued as a Book-Entry Note, and the form of Global Rule 144A Note that may be used to evidence the Series 2017-GT1 Term Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-1.  The Series 2017-GT1 Term Notes shall not be issued as a Regulation S Notes nor shall any Series 2017-GT1 Term Notes be sold in offshore transactions in reliance on Regulation S.

The Series 2017-GT1 Term Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

The Series 2017-GT1 Term Notes will not be registered under the 1933 Act, or the securities laws of any other jurisdiction.  The sale, pledge or other transfer of any Series 2017-GT1 Term Note or any interest therein will be subject to the restrictions described below.  The Series 2017-GT1 Term Notes will bear a legend referring to the transfer restrictions thereof.  None of the Issuer or the Initial Purchaser will register the Series 2017-GT1 Term Notes under the 1933 Act, register or qualify the Series 2017-GT1 Term Notes under the securities laws of any state or other jurisdiction or provide registration rights to any purchaser.

In addition to any provisions set forth in Section 6.5 of the Base Indenture, any Noteholder of the Series 2017-GT1 Term Notes may only resell, pledge or transfer its beneficial interest in a Series 2017-GT1 Term Note to a person that the transferor reasonably believes is, and who has certified (or, in the case of Book-Entry Notes, is deemed to have certified) that it is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is made in reliance on Rule 144A.  The Series 2017-GT1 Term Notes may not be resold, pledged or transferred pursuant to Regulation S.

Section 4.      Payments and Allocation of Funds on Payment Dates; No Series Reserve Account.

(a)      Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2017-GT1 Term Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

(b)      There will be no Series Reserve Account for the Series 2017-GT1 Term Notes.

(c)      The Administrative Agent and the Issuer further confirm that the Series 2017-GT1 Term Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Cede & Co.”, as nominee of DTC, pursuant to a letter agreement between the Issuer and DTC, to be dated as of the Issuance Date.  The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2017-GT1 Term Notes in the name of “Cede & Co”.

Section 5.      Optional Redemption and Refinancing.

(a)      The Issuer may, at any time, subject to Section 13.1 of the Base Indenture, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Indenture Trustee and the Noteholders of the Series 2017-GT1 Term Notes, redeem in whole or in part (so long as, in the case of any partial redemption, (i) such redemption is funded using the proceeds of the issuance and sale of one or more new Classes of Notes or from any other cash or funds of PLS and not Collections on the MSRs, and (ii) the Series 2017-GT1 Term Notes are redeemed on a pro rata basis based on their related Note Balances), and/or terminate and cause retirement of the Series 2017-GT1 Term Notes.  In anticipation of a redemption of the Series 2017-GT1 Term Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Series 2017-GT1 Term Notes, on the last day of their Revolving Period.

Any amendment to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of the Series 2017-GT1 Term Notes or of any other Notes issued under the Base Indenture (but with satisfaction of other requirements for amendments entered into without Noteholder consent). Any Notes issued in replacement for the Series 2017-GT1 Term Notes will have the same rights and privileges as the Class of Series 2017-GT1 Term Notes that was refinanced with the related proceeds thereof; provided, such replacement Notes may have different Stated Maturity Dates and different Note Interest Rates.

(b)      If the Issuer redeems the Series 2017-GT1 Term Notes prior to the Payment Date occurring within twelve (12) months following the Issuance Date, the Issuer shall pay to the Noteholders of the Series 2017-GT1 Term Notes as part of the Redemption Amount an amount equal to the Specified Call Premium Amount.

Section 6.      Optional Extension of Stated Maturity Date.

The Administrator, on behalf of the Issuer, may by written notice to the Administrative Agent and the Indenture Trustee, request a single extension of the Stated Maturity Date for the Series 2017-GT1 Term Notes at least fifteen (15) days prior to the Optional Extension Date.  To the extent the Administrator has exercised the optional extension, the Stated Maturity Date will be extended on the Optional Extension Date such that, after giving effect to such extension, the Stated Maturity Date will be one (1) year after the initial Stated Maturity Date.  The Stated Maturity Date of the Series 2017-GT1 Term Notes cannot be extended past the date which is one year following the initial Stated Maturity Date.  Upon exercise of the optional extension, during the Step-Up Fee Period, the Step-Up Fee will apply to the Series 2017-GT1 Term Notes.

Section 7.      Determination of Note Interest Rate and LIBOR.

(a)      At least one (1) Business Day prior to each Determination Date, the Indenture Trustee shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2017-GT1 Term Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b)      On each LIBOR Determination Date, the Indenture Trustee will determine the London Interbank Offered Rate (“LIBOR”) quotations for one-month Eurodollar deposits (“One-Month LIBOR”) for the succeeding Interest Accrual Period for the related Series 2017-GT1 Term Notes on the basis of the LIBOR Rate.

(c)      The establishment of One-Month LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate and the Interest Payment Amount on the Series 2017-GT1 Term Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 8.      Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2017-GT1 Term Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(b) of the Base Indenture and Article XII thereof, as applicable, to the issuance of the Series 2017-GT1 Term Notes have been satisfied or waived in accordance with the terms thereof.

Section 9.      Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

The Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

PLS hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of PLS to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 10.    Amendments.

(a)      Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of any Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision therein or in any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement.

(b)      Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture except for amendments otherwise permitted as described in Sections 12.1 and 12.2 of the Base Indenture and in the immediately preceding paragraph, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders in respect of the Series 2017-GT1 Term Notes, supplement, amend or revise any term or provision of this Indenture Supplement; provided, that with respect to the following amendments, the consent of each Noteholder of each Outstanding Series 2017-GT1 Term Notes materially and adversely affected thereby shall be required:

(i)        any change to the scheduled payment date of any payment of interest on any Note held by such Noteholder, or change a Payment Date or Stated Maturity Date of any Note held by such Noteholder;

(ii)       any reduction of the Note Balance of, or the Note Interest Rate, the Step-Up Fee Rate or the Default Supplemental Fee Rate on any Notes held by such Noteholder, or change the method of computing the Note Balance or Note Interest Rate in a manner that is adverse to such Noteholder;

(iii)      any impairment of the right to institute suit for the enforcement of any payment on any Note held by such Noteholder;

(iv)      any reduction of the percentage of Noteholders of the Outstanding Notes (or of the Outstanding Notes of any Series or Class), for which consent is required for any such amendment, or the consent of whose Noteholders is required for any waiver of compliance with the provisions of the Indenture or any Indenture Supplement or of defaults thereunder and their consequences, provided for in the Base Indenture or any Indenture Supplement;

(v)       any modification of any amendment of the Indenture, except to increase any percentage of Noteholders required to consent to any such amendment or to provide that other provisions of the Indenture or any Indenture Supplement cannot be modified or waived without the consent of the Noteholder of each outstanding Note adversely affected thereby;

(vi)      any modification to permit the creation of any lien or other encumbrance on the collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Noteholders of the Notes;

(vii)     any modification to change the method of computing the amount of principal of, or interest on, any Note held by such Noteholder on any date;

(viii)    any modification to increase any Advance Rates in respect of Notes held by such Noteholder or eliminate or decrease any collateral value exclusions in respect of Notes held by such Noteholder; or

(ix)      any change, modification or waiver of any Scheduled Principal Payment Amount.

(c)       For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer.

(d)      For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(e)      Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 11.    Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Indenture Supplement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture Supplement.

Section 12.    Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 13.    Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2017-GT1 Term Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2017-GT1 Term Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2017-GT1 Term Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive.  No recourse shall be had for the payment of any amount owing in respect of the Series 2017-GT1 Term Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2017-GT1 Term Notes or this Indenture Supplement.  It is understood that the foregoing provisions of this Section 13 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, including, without limitation, the PC Guaranty and the PMT Guaranty or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2017-GT1 Term Notes or secured by this Indenture Supplement.  It is further understood that the foregoing provisions of this Section 13 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2017-GT1

Term Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 14.    Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Savings Fund Society, FSB d/b/a Christiana Trust (“Christiana”), not individually or personally, but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Christiana, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Christiana has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (e) under no circumstances shall Christiana, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

Section 15.    Credit Risk Retention.

To the extent the regulations required under Section 15G of the 1934 Act, added pursuant to Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Regulation RR”), apply to the issuance of the Series 2017-GT1 Term Notes and PLS is deemed a securitizer for purposes of Regulation RR, PLS shall maintain a subordinated seller’s interest in the Issuer (in the form of the Owner Trust Certificate) that equals not less than 5% of the aggregate unpaid principal balance of the Notes (other than Notes held to maturity by PLS or its wholly owned affiliates), calculated in accordance with Regulation RR.

The seller’s interest expected to be retained by PLS in connection with Regulation RR (to the extent applicable), will equal approximately 72.42% or $289,690,987 (in each case, as calculated in accordance with Regulation RR), as of the Issuance Date.  As the Series 2016-MSRVF1 Notes have not been issued and are held by PLS and financed by CSFB, the Note Balance of the Series 2016-MSRVF1 Notes is not included in the denominator of the calculation that produced the percentage described above in accordance with Regulation RR.  If the Note Balance of the Series 2016-MSRVF1 Notes were included in the denominator, the resulting percentage of the seller’s interest would be lower but still in excess of the required 5%.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PNMAC GMSR ISSUER TRUST, as Issuer

By: Wilmington Savings Fund Society, FSB, d/b/a
Christiana Trust, not in its individual
capacity but solely as Owner Trustee

By:	/s/ Jeffrey R. Everhart

	Name:	Jeffrey R. Everhart, AVP

Title:

[PNMAC GMSR ISSUER TRUST—Series 2017-GT1 Indenture Supplement]

CITIBANK, N.A., as Indenture Trustee,
Calculation Agent, Paying Agent and
Securities Intermediary, and not in its
individual capacity

By:	/s/ Valerie Delgado

	Name:	Valerie Delgado

	Title:	Vice President

[PNMAC GMSR ISSUER TRUST—Series 2017-GT1 Indenture Supplement]

PENNYMAC LOAN SERVICES, LLC, as
Administrator and as Servicer

By:	/s/ Pamela Marsh

	Name:	Pamela Marsh

	Title:	Managing Director, Treasurer

[PNMAC GMSR ISSUER TRUST—Series 2017-GT1 Indenture Supplement]

CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC,
as Administrative Agent

By:	/s/ Dominic Obaditch

	Name:	Dominic Obaditch

	Title:	Vice President

[PNMAC GMSR ISSUER TRUST—Series 2017-GT1 Indenture Supplement]